As filed with the Securities and Exchange Commission on January 5, 2012

Registration No. 333-92185

Registration No. 333-51286

Registration No. 333-65712

Registration No. 333-101219

Registration No. 333-106860

Registration No. 333-121216

Registration No. 333-130670

Registration No. 333-136555

Registration No. 333-148088

Registration No. 333-156111

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-92185

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-51286

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-65712

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-101219

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-106860

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-121216

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-130670

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-136555

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-148088

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-156111

UNDER

THE SECURITIES ACT OF 1933

HARBOR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3697002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9191 Towne Centre Drive, Suite 409

San Diego, California 92122

(Address of Principal Executive Offices and Zip Code)

1997 Incentive Stock Option Plan

Hollis-Eden Pharmaceuticals, Inc. Discretionary Contribution Plan

2005 Equity Incentive Plan

2005 Non-Employee Directors’ Equity Incentive Plan

Amended 401(k) Plan

(Full titles of the plans)

Robert W. Weber

Chief Financial Officer and Secretary

Harbor BioSciences, Inc.

9191 Towne Centre Drive, Suite 409

San Diego, California 92122

(Name and address of agent for service)

(858) 587-9333

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Brown, Esq.

Ryan C. Wilkins, Esq.

Stradling Yocca Carlson & Rauth

4365 Executive Drive, Suite 1500

San Diego, California 92121

(858) 926-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

TERMINATION OF REGISTRATION

These post-effective amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Forms S-8 (collectively, the “Registration Statements”) filed by Harbor BioSciences, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”):

•

Registration No. 333-92185 filed on Form S-8 on December 6, 1999, registering (i) 2,199,834 shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”) under the 1997 Incentive Stock Option Plan, (ii) 50,000 of the Registrant’s Common Stock under the Hollis-Eden Pharmaceuticals, Inc. Discretionary Contribution Plan and (iii) 300,000 shares of the Registrant’s Common Stock underlying options granted outside the 1997 Incentive Stock Option Plan;

•	Registration No. 333-51286 filed on Form S-8 on December 5, 2000, registering 500,000 shares of the Registrant’s Common Stock under the 1997 Incentive Stock Option Plan;

•

Registration No. 333-65712 filed on Form S-8 on July 24, 2001, registering (i) 500,000 shares of the Registrant’s Common Stock under the 1997 Incentive Stock Option Plan and (ii) 100,000 shares of the Registrant’s Common Stock under the Hollis-Eden Pharmaceuticals, Inc. Discretionary Contribution Plan;

•	Registration No. 333-101219 filed on Form S-8 on November 15, 2002, registering 500,000 shares of the Registrant’s Common Stock under the 1997 Incentive Stock Option Plan;

•	Registration No. 333-106860 filed on Form S-8 on July 7, 2003, registering 650,000 shares of the Registrant’s Common Stock under the 1997 Incentive Stock Option Plan;

•	Registration No. 333-121216 filed on Form S-8 on December 13, 2004, registering 750,000 shares of the Registrant’s Common Stock under the 1997 Incentive Stock Option Plan;

•

Registration No. 333-130670 filed on Form S-8 on December 23, 2005, registering (i) 450,000 shares of the Registrant’s Common Stock under the 2005 Equity Incentive Plan, (ii) 150,000 shares of the Registrant’s Common Stock under the 2005 Non-Employee Directors’ Equity Incentive Plan, (iii) 100,000 shares of the Registrant’s Common Stock under the Amended 401(k) Plan and (iv) 197,500 shares of the Registrant’s Common Stock underlying options granted outside of the 1997 Incentive Stock Option Plan and the 2005 Equity Incentive Plan;

•

Registration No. 333-136555 filed on Form S-8 on August 11, 2006, registering (i) 500,000 shares of the Registrant’s Common Stock under the 2005 Equity Incentive Plan and (ii) 150,000 shares of the Registrant’s Common Stock under the 2005 Non-Employee Directors’ Equity Incentive Plan;

•

Registration No. 333-148088 filed on Form S-8 on December 14, 2007, registering (i) 1,500,000 shares of Common Stock under the 2005 Equity Incentive Plan and (ii) 150,000 shares of the Registrant’s Common Stock under the 2005 Non-Employee Directors’ Equity Incentive Plan; and

•

Registration No. 333-156111 filed on Form S-8 on December 12, 2008, registering (i) 800,000 shares of Common Stock under the 2005 Equity Incentive Plan and (ii) 150,000 shares of the Registrant’s Common Stock under the 2005 Non-Employee Directors’ Equity Incentive Plan.

The Registrant deregistered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, through the filing of a Form 15 with the Commission on August 15, 2011. In connection with the Form 15 filing and in accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant is hereby deregistering the remaining securities registered but unsold under the Registration Statements as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 5, 2012.

HARBOR BIOSCIENCES, INC.

By:	/s/ Robert W. Weber
Robert W. Weber
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James M. Frincke James M. Frincke	President, Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2012

/s/ Robert W. Weber Robert W. Weber	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	January 5, 2012

* Salvatore J. Zizza	Chairman of the Board	January 5, 2012

* Richard A. Bartlett	Director	January 5, 2012

* Jerome M. Hauer	Director	January 5, 2012

* Marc R. Sarni	Director	January 5, 2012

* Jerry M. Seslowe	Director	January 5, 2012

* John C. Shaw	Director	January 5, 2012

* By:	/s/ Robert W. Weber	January 5, 2012
Robert W. Weber Attorney-in-Fact (Pursuant to a Power of Attorney)

EXHIBIT INDEX

Exhibit Number	Exhibit

24.1	Power of Attorney.